UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2004

PACIFIC SUNWEAR OF CALIFORNIA, INC.

(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of principal executive offices)	92806-2101 (Zip Code)

(714) 414-4000
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d) Effective September 20, 2004, the Board of Directors of Pacific Sunwear of California, Inc. (the “Company”) elected Michael Goldstein as a new member of the Company’s Board of Directors. Mr. Goldstein is expected to be named as a member of the Company’s Audit Committee in January 2005.

Mr. Goldstein is currently Chairman of the Toys “R” Us Children’s Fund, Inc., a charitable foundation. Mr. Goldstein served at Toys “R” Us, Inc. from 1983 to June 2001, where he held various positions including Chairman of the Board and Vice Chairman of the Board and (from 1994 to 1998) Chief Executive Officer. Prior to 1983, Mr. Goldstein served at Lerner’s Stores Corporation in various positions including Senior Executive Vice President of Operations and Finance, and preceding that was a Partner at Ernst & Young. Mr. Goldstein serves as a director of 4Kids Entertainment, Inc., Martha Stewart Living Omnimedia, Inc., Medco Health Solutions, Inc., Finlay Enterprises, Inc. and United Retail Group, Inc. Mr. Goldstein is a graduate of Queens College of New York.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits.

99.1	Press Release issued by the Company on September 20, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 20, 2004	Pacific Sunwear of California, Inc.

/s/ CARL W. WOMACK
Carl W. Womack
Senior Vice President, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by the Company on September 20, 2004